As filed with the Securities and Exchange Commission on May 25, 2004
Registration No. 333-74162

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5531	54-2049910
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ADVANCE AUTO PARTS, INC.
2001 EXECUTIVE STOCK OPTION PLAN
2001 SENIOR EXECUTIVE STOCK OPTION PLAN
2001 EMPLOYEE STOCK SUBSCRIPTION PLAN
2001 SENIOR EXECUTIVE STOCK SUBSCRIPTION PLAN
(Full title of the plan)

Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer
5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Margolin	Paul G. Lane, Esq.
Senior Vice President,	Bingham McCutchen LLP
General Counsel and Secretary	355 South Grand Avenue
Advance Auto Parts, Inc.	Suite 4400
5673 Airport Road	Los Angeles, California 90071
Roanoke, Virginia 24012	(213) 229-8490
(540) 362-4911

EXPLANATORY NOTE

         On May 24, 2004, Advance Auto Parts, Inc. (the “Registrant”) filed a Post-Effective Amendment No.  1 to Registration Statement on Form S-8 (registration no.  333-74162)  (the “Prior Amendment”) to disclose the number of shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), being carried forward from the Registrant’s 2001 Executive Stock Option Plan (the “Executive Plan”) and 2001 Senior Executive Stock Option Plan (the “Senior Plan”) to the Registrant’s 2004 Long-Term Incentive Plan (the “2004 Plan”). The Registrant hereby files this Post-Effective Amendment No.  2 to Registration Statement on Form S-8 to correct a typographical error set forth in the Prior Amendment regarding the number of authorized but unissued shares of Common Stock being carried forward to the 2004 Plan (the “Carried Forward Shares”). The number of Carried Forward Shares under the Executive Plan and the Senior Plan is 917,847 and 329,000, respectively. Accordingly, as set forth in the Prior Amendment, the Carried Forward Shares and related registration fee are being carried forward to the Registration Statement on Form S-8 (registration no.  333-115772) filed with the Securities and Exchange Commission on May 21, 2004, as such Registration Statement may be amended from time to time.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.  2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 25th day of May, 2004.

ADVANCE AUTO PARTS, INC.

By:	/s/ Jeffrey T. Gray
Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No.  2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

*	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 25, 2004
Lawrence P. Castellani

Signature	Title(s)	Date

/s/ Jeffrey T. Gray	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2004
Jeffrey T. Gray

*	Director	May 25, 2004
John C. Brouillard

*	Director	May 25, 2004
Gilbert T. Ray

*	Director	May 25, 2004
John M. Roth

*	Director	May 25, 2004
Carlos A. Saladrigas

*	Director	May 25, 2004
William L. Salter

*	Director	May 25, 2004
Francesca Spinelli, PhD

*	Director	May 25, 2004
Nicholas F. Taubman

* By: /s/ Jeffrey T. Gray
as attorney-in-fact

4